UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Symetra Financial Corporation
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On September 8, 2015, Symetra presented a video prepared by Sumitomo to its employees, which was subsequently made available on its employee intranet. A transcript of the video is set forth below.

Transcript of Sumitomo Video from September 8, 2015 Employee Meeting

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Symetra by Sumitomo. In connection with the proposed acquisition, Symetra filed a preliminary proxy statement with the United States Securities and Exchange Commission (the “SEC”) on September 1, 2015, and intends to file other relevant materials with the SEC, including Symetra’s proxy statement in definitive form. Stockholders of Symetra are urged to read all relevant documents filed with the SEC, including Symetra’s definitive proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Symetra at investors.symetra.com or by directing a request to Symetra at Karin.vanvleet@symetra.com.

Participants in the Solicitation
Symetra and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Symetra in favor of the proposed transaction. Information about Symetra’s directors and executive officers is set forth in Symetra’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2015, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 26, 2015 and amended on April 22, 2015. Information concerning the interests of Symetra’s participants in the solicitation, which may, in some cases, be different than those of Symetra’s stockholders generally, is set forth in the preliminary proxy statement relating to the proposed transaction and other materials filed by Symetra with the SEC, and will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this communication regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Symetra constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals, the ability to obtain Symetra stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in Symetra’s public filings with the SEC, including the “Risk Factors” and “Forward-Looking Statements” sections of Symetra’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Symetra disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

# # #

Some 400 years ago a monk in Kyoto, Japan’s ancient capital, started up a business.  This devout and learned monk, Masatomo Sumitomo, was committed to sound business practices conducted in good faith with a conviction that he would not pursue speculative profits.

The “parallel cross” that has been inherited as the Sumitomo emblem symbolizes a well and contains the belief in the sustainability of the business, such that the waters of trust would come forth from the well and those would never be exhausted.

New innovation is always at the heart of Sumitomo’s business which the company has endeavored to develop in order to contribute to the wellbeing of society.

From the 17th century to the late 19th century, copper mining and refining constituted the core of Sumitomo’s business and were enhanced by importing state-of-the-art technologies from western countries.  Later on in the 20th century, Sumitomo’s business expanded from heavy industry into the financial areas and significantly contributed to the modernization of Japan.  On the other hand, Sumitomo did not forget to preserve nature for its descendants.  Since copper mining causes damage to the natural environment of mountains and forests, Sumitomo initiated forest preservation programs such as tree planting as far back as 120 years ago.  As a company, Sumitomo has always worked for the sake of society and the people.

Although Sumitomo is no longer a family owned group and each company operates independently, the ethos of trust and steadiness still stands and has been passed on as a basic principle to each company in the Sumitomo group today.

In 1907 one Japanese physician started up a company with aspirations of creating an ideal life insurance company that could contribute to society.  This insurance company, Hinode Life Insurance, did not pursue superficial profits but concentrated on hiring the best talent and giving them the best training and continued to achieve great financial results.  Although small, Hinode was later called the diamond of the industry as an excellent company.  In 1925 the Sumitomo family, who found common ground with Hinode’s sound management style, welcomed Hinode Life into the Sumitomo group.

This is the story of how Sumitomo Life Insurance was founded.  Sumitomo Life has achieved brilliant success as a member of the Sumitomo Group.  With Sumitomo’s creditworthiness and the best talent, Sumitomo Life achieved significant growth while maintaining stable and sound management.  Behind this tremendous success was a spirit of tradition and innovation, that is to say, the tradition of Sumitomo’s emphasis on trust and steadiness in business and Hinode’s aspiration to pursue benefits for customers by bringing innovation into the industry.

Sumitomo Life has always listened to the voice of the customer with sincerity and desired to protect people from the variety of risks they face in their lives.  This aspiration has made us the only life insurance company in Japan to be awarded the “Best Product Award” three times.

When incorporated, Sumitomo Life’s market position was only number 36 among 44 companies in the industry.  However, just thirteen years later it reached number six in terms of policies in force.  And, having overcome the hardships after World War II, became one of the four largest life insurers in Japan.

In the marketing field, Sumitomo Life was one of the first to develop a distribution system with full-time captive agents, which most of the major Japanese insurers have now adopted.

We continue spearheading the industry with a multi-product, multi-channel strategy pioneering insurance marketing through bank channels and establishing a second brand company, “Medicare Life”, that specializes in offering simple and affordable products through insurance outlets and websites.

Sumitomo Life is now one of the top brands in Japan with the number of policies in-force at 10 million; annualized premiums from polices in-force at $18.1 billion and total assets amounting to as much as $227.6 billion.  More than 40,000 people work in 2,000 facilities all over Japan.

Today our business has expanded, not only in Japan, but also to other Asian countries such as China, Vietnam and Indonesia.

PICC Life of China, which was incorporated in 2005, has grown to be the second largest life insurer in China in just ten years since its start-up.

Baoviet Life of Vietnam, in which we made an investment in 2013, achieved the top premium income in 2015.

BNI Life of Indonesia, a joint venture with BNI Bank, has materially improved its market position from number 17 to number 11 within just one year of our investment, with significant progress in bank assurance.

We focus on growth in global business on the basis of mutual trust and mutual respect with our global partners.  Our management philosophy of contributing to social and public welfare appears in our CSR efforts.  We are involved in various social contribution activities under our Creation of Affluent Society program.

And today, by establishing a partnership with Symetra, we carry on with the challenge of supporting people’s lives and the creation of an affluent society in Japan, Asia and the United States as a global life insurer.  Let us begin new challenges together.